Exhibit 99.1
China Executive Education Announces World Masters Seminar Featuring Dr. John Gray

HANGZHOU, P.R. China, October 15, 2010 /PRNewswire-Asia-FirstCall/ --  China Executive Education Corp. (OTCBB: CECX) (the “Company”), a China-based executive training company designed to fit the needs of Chinese entrepreneurs with classes and seminars to improve their skills in marketing, sales, public speaking, leadership, motivation, and a variety of business management skills, announced today that it will host the next seminar in its World Masters series in Shanghai from October 16-18. The seminar is expected to attract over 400 entrepreneurs and CEOs from across China.

The seminar will feature as its keynote speaker best-selling author Dr. John Gray, who has published 17 books on relationships, including Men Are from Mars, Women Are from Venus. Dr. Gray is an internationally recognized expert in the fields of communication and relationships, and his Mars and Venus books have sold more than 40 million copies in over 45 languages. USA Today reported that Men Are from Mars, Women Are from Venus was the “number one best-selling book of the last decade” and called it “the number one relationship book of all time.”

Kaien Liang, Chairman and Chief Executive Officer of China Executive Education, said, “We are delighted to once again have Dr. John Gray join us as the keynote speaker at our World Masters seminar. Dr. Gray’s world-renowned experience and reputation as a best-selling author and communication expert lend significant credibility to both the seminar and the overall brand image of China Executive Education, and we look forward to a very positive turnout at the event. We continue to see strong demand for our services and expect continued growth in the remainder of the fiscal year.”

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the company provides Chinese business executives with a variety of business training such as sales, marketing, leadership development, and highly effective personal skills development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. The company is also one of very few business education training companies in China with the reputation and resources to attract world-renowned masters such as management guru Tom Peters, leadership guru John Maxwell, and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the company has provided its training programs to 2,874 Chinese business owners and executives from a broad range of industries.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the Company’s ability to pursue its commercial objectives, the demand for the Company’s services and the Company’s future growth. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104
info@redchip.com
http://www.redchip.com

###

SOURCE:  China Executive Education Corp.